1988 AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                         First Amendment


     This Agreement dated June 8, 1993 amends the employment agreement between The TJX Companies, Inc. (the "Employer") and
Stanley H. Feldberg (the "Employee").


                            RECITALS

     The Employer (including its predecessor Zayre Corp.) and the Employee are parties to an employment agreement originally dated February 1, 1977, which agreement was last amended and restated as of April 26, 1988 (as so amended and restated, the "Employment Agreement").

     The Employer and the Employee desire further to amend the Employment Agreement to reflect changes in the Employer's Supplemental Executive Retirement Plan ("SERP"), to update certain cross-references, and to make certain other changes.


                            AGREEMENT

     The Employer and the Employee agree that the Employment Agreement is hereby amended as follows, effective as of the date of this Agreement (except that the amendment made by paragraph 1 below shall be effective as if contained in the April 26, 1988 amended and restated Employment Agreement):

     1.   The first paragraph of Section 1 of the Employment
Agreement is amended to read in its entirety as follows:

          From and after the date of this Agreement until death or permanent disability, the Employee shall render such services, if any, as shall be mutually agreed upon by the Employee and the Employer. During such period of limited employment or retirement the Employee shall receive remuneration hereunder at an annual rate equal to the "Contract ERISA Maximum." For each year or portion thereof which ends prior to January 1, 1991 the Contract ERISA Maximum shall be computed on January 1 of such year and shall be an amount equal to $136,425 multiplied by a fraction, the numerator of which is the Consumer Price Index for Urban Wage Earners and Clerical Workers (revised, 1967=100) as published by the United States Department of Labor as of September 30 of the preceding year and the denominator of which is 279.1 (at September 1, 1981 this fraction was 279.1/279.1 or 1.0); provided, however, that in no event shall the Contract ERISA Maximum be reduced to an amount less than that in effect immediately prior to such determination. For each year or portion thereof which ends after December 31, 1990 the Contract ERISA Maximum shall be an amount equal to the Contract ERISA Maximum as at December 31, 1990.


     2.   The second paragraph of Section 2.1 of the Employment
Agreement is amended by deleting the words "ZEBA Plan I" and substituting therefor the words "Flex Plus".


     3.   Paragraphs (i) and (ii) of Section 2.2 of the
Employment Agreement are each amended by deleting the words "ZEBA
Plan I" and substituting therefor the words "Flex Plus".


     4.   Paragraphs (iii) and (iv) of Section 2.2 of the
Employment Agreement are each amended by deleting the words "the
Zayre Retired Associates Medical Program" and substituting therefor the words "The TJX Companies, Inc. Retired Associates
Medical Program".


     5. Paragraph 2.3 of the Employment Agreement is amended by deleting the words "the Zayre Corp. Travel Accident Plan, the Financial Counseling Program" and substituting therefor the words "The TJX Companies, Inc. Travel Accident Plan, The TJX Companies, Inc. Financial Counseling Program".


     6. Paragraph 2.4 of the Employment Agreement is amended by deleting the words "the programs ZEBA Plan I and Zayre Corp. Travel Accident Plan" and substituting therefor the words "the programs Flex Plus and The TJX Companies Travel Accident Plan".


     7. Paragraph 2.4 of the Employment Agreement is further amended by deleting the words "the Zayre Corp. "supra" life insurance plan" and substituting therefor the words "The TJX
Companies, Inc.'s supra" life insurance plan".




     8. Paragraph 3 of the Employment Agreement is amended by adding at the end the following sentences:

     If, prior to death, the Employee receives or irrevocably elects to receive his SERP benefit in the form of a lump sum payment, no amount shall be payable under paragraph (b) above. If any balance of such lump sum amount remains unpaid at the Employee's death, it shall be paid to the Employee's estate or otherwise in accordance with SERP.


     9. The first paragraph of Section 4 of the Employment Agreement is amended by deleting the words "the Zayre Corp. Retirement Plan" wherever those words appear and substituting therefor the words "The TJX Companies, Inc. Retirement Plan".


     10.  The first paragraph of Section 4 of the Employment
Agreement is further amended by deleting clauses (b) and (c) thereof and substituting the following:

     (b) the benefits payable to the Employee under The TJX
     Companies, Inc. Retirement Plan, such benefits being valued as a single life annuity regardless of the actual form of payment under The TJX Companies, Inc.
     Retirement Plan; and (c) the benefits payable to the Employee under SERP, such benefits being valued as a single life annuity regardless of the actual form of payment under SERP (including any lump sum payment or other settlement form).


     11. Paragraph (ii) of Section 4 of the Employment Agreement is amended to read in its entirety as follows:

     (ii) Death payments under Section 3, if any, with Standard
          Retirement Benefits calculated for this purpose on actual payments, if any, made to the Employee's wife.


     12.  The last paragraph of Section 6 of the Employment
Agreement is amended by deleting the words "the Zayre Corp.










Retirement Plan" and substituting therefor the words "The TJX
Companies, Inc. Retirement Plan".


     IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this
Agreement to be executed by its duly authorized officer and the Employee has hereunto set his hand, all as of the date first above written.


                                   /s/ Stanley H. Feldberg
                                   Stanley H. Feldberg



                                   THE TJX COMPANIES, INC.


                              By:  /s/ Bernard Cammarata
                                   Bernard Cammarata, President
                                   and Chief Executive Officer